CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated July 11, 2019 with respect to the audited consolidated financial statements of Exceed World, Inc. for the year ended September 30, 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Lo and Kwong C.P.A. & Co.

8/F, Catic Plaza

8 Causeway Road

Causeway Bay

Hong Kong

June 30, 2020